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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                          ------------------

                               FORM 8-A

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           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                     AIRBORNE FREIGHT CORPORATION
        (Exact name of Registrant as specified in its charter)

       DELAWARE                                 91-0837469
(State of incorporation                       (I.R.S. Employer
   or organization)                          Identification No.)


                          3101 Western Avenue
                             P.O. Box 662
                           Seattle, WA 98111
     (Address, including zip code, of principal executive offices)


   Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class             Name of each exchange on which
        to be so registered             each class is to be registered

         Rights to Purchase              New York Stock Exchange
Series A Participating Cumulative        Pacific Stock Exchange
         Preferred Stock



          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.[ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
                           (Title of class)




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


Item 1.  Description of Securities to be Registered.

               On February 4, 1997, the Board of Directors of Airborne Freight Corporation (the "Company") declared a dividend of one Right for each outstanding share of Common Stock, par value $1.00 per share, of the Company (the "Common Shares"). The Rights will be issued to the holders of record of Common Shares outstanding on February 14, 1997, and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, without par value, of the Company (the "Preferred Shares") at a price of $110 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of February 14, 1997 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

               Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of more than 20% of the outstanding Common Shares (such person or group being an "Acquiring Person"), except that any such person or group that has acquired or has obtained the right to acquire beneficial ownership of more than 90% of the outstanding Common Shares pursuant to a Qualifying Offer (as defined below) shall not become an Acquiring Person until the close of business on the fifth complete business day after the date on which such beneficial ownership is acquired, and (ii) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 20% of the outstanding Common Shares, other than pursuant to a Qualifying Offer (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

               As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares originally issued after the Distribution Date), and such separate Right Certificates alone will thereafter evidence the Rights.

               The Rights are not exercisable until the Distribution Date and will expire on February 14, 2007 (the "Expiration Date") unless earlier redeemed by the Company as described below.

               The number of Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price, the Redemption Price (as defined below) and the number of Rights associated with each outstanding Common Share are all subject to adjustment by the Board of Directors of the Company in the event of any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise.

               The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-hundredth of a Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may issue certificates or utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-hundredth of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

               At such time there is an Acquiring Person, the Rights will entitle each holder (other than such Acquiring Person (or any affiliate or associate of such Acquiring Person)) of a Right to purchase, for the Purchase Price, that number of one one-hundredths of a Preferred Share equivalent to the number of Common Shares which at the time of such event would have a market value of twice the Purchase Price.

               In the event the Company is acquired in a merger or other business combination by an Acquiring Person or an associate or affiliate of an Acquiring Person that is a publicly traded corporation or 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an associate or affiliate of an Acquiring Person that is a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination by an Acquiring Person or an associate or affiliate of an Acquiring Person that is not a publicly traded entity or 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an associate or affiliate of an Acquiring Person that is not a publicly traded entity, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option,
(i) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or
(iii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

               Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

               The Rights Plan will not apply to any Qualifying Offer. Accordingly, the Rights will not become exercisable in the case of a tender offer that constitutes a Qualifying Offer or of a merger or business combination consummated in compliance with the requirements of a Qualifying Offer. The Rights Plan defines a "Qualifying Offer" as an all-cash tender offer for all outstanding Common Shares which meets the following requirements: (i) the person or group making the tender offer must, prior to or upon commencing such offer, have provided to the Company firm written commitments from responsible financial institutions, which have been accepted by such person or group, to provide, subject only to customary terms and conditions, funds for such offer which, when added to the amount of cash and cash equivalents which such person or group then has available and has irrevocably committed in writing to the Company to utilize for purposes of the offer, will be sufficient to pay for all Common Shares outstanding on a fully diluted basis pursuant to the offer and the second-step transaction required by clause (v) below and all related expenses, together with copies of all written materials prepared by such person or group for such financial institutions in connection with obtaining such financing commitments; (ii) such person or group must own, after consummating such offer, Common Shares representing at least 90% of the then outstanding Common Shares; (iii) such offer must in all events remain open for at least 60 days and must be extended for at least 20 business days after the last increase or permitted decrease in the price offered and after any bona fide higher alternative offer is made (except in certain limited circumstances set forth in the Rights Agreement); (iv) such offer must be accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the holders of Common Shares other than such person or group and states that the price to be paid to such holders pursuant to the offer is fair from a financial point of view to such holders and which includes any written presentation of such firm showing the analysis and range of values underlying such conclusion; and (v) prior to or upon commencing such offer, such person or group must irrevocably commit in writing to the Company, such commitment to be enforceable by any holder of Common Shares, (x) to consummate promptly upon completion of the offer (but in no event later than five business days thereafter) a transaction or transactions whereby all remaining Common Shares will be acquired at the same price per share paid pursuant to the offer, subject only to the condition that the Board has granted any approvals required to enable such person or group to consummate such transaction or transactions without obtaining the vote of any other stockholder, (y) that such person or group will not amend such offer to reduce the per share price offered (except in certain limited circumstances set forth in the Rights Agreement), change the form of consideration offered, or reduce the number of shares being sought or in any other respect which is materially adverse to the Company's stockholders, and (z) that such person or group will not make any offer for any equity securities of the Company for one year after commencement of the original offer if the original offer does not result in the tender of the number of shares required to be purchased pursuant to clause (ii) above, unless another tender offer by another party for all outstanding Common Shares is commenced that (a) constitutes a Qualifying Offer or (b) is approved by the Company's Board of Directors (in which event any new offer by such person or group must be at a price no less than that provided for in such approved offer).

               At any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right, subject to adjustment as provided in the Rights Agreement (the "Redemption Price"); provided, however, that the Rights will become non-redeemable for a period of one year from and including any such date as there shall have occurred a Board Event with respect to the Company. A "Board Event" is defined in the Rights Plan as an event or series of events as a result of which at any time a majority of the Board is not compromised of "Continuing Directors", which at any date shall mean a member of the Board of Directors of the Company (i) who was a member of such Board on the date of adoption of the Rights Plan, (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or (iii) who was elected to the Board to fill a vacancy created by the expiration of the term, death, resignation or retirement of any Continuing Director.

               Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

               After there is an Acquiring Person, the Board of Directors may elect to exchange each Right (other than Rights that shall have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

               At any time prior to such time as there shall be an Acquiring Person, except for a period of one year from and including the date of an occurrence of a Board Event, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed or the terms of the Preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price (other than pursuant to certain adjustments therein).

               The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination pursuant to a Qualifying Offer or with a third party approved by the Board of Directors of the Company since the Board of Directors of the Company may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all but not less than all of the then outstanding Rights at the Redemption Price.

               The Rights Agreement specifying the terms of the Rights, the Certificate of Designation of the Preferred Shares specifying the terms of the Preferred Shares (Exhibit A to the Rights Agreement) and the form of Right Certificate (Exhibit B to the Rights Agreement) are filed herewith as exhibits. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.


Item 2.  Exhibits.

         1. Rights Agreement dated as of February 14, 1997, between Airborne Freight Corporation and The Bank of New York, as Rights Agent

         2. Form of Certificate of the Voting Powers, Preferences and Relative, Participating, Optional and other Special Rights, Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Airborne Freight Corporation (which is attached as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto)

         3. Form of Right Certificate (which is attached as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto)

                               SIGNATURE



               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                AIRBORNE FREIGHT CORPORATION,

                                by
                                  /s/ David C. Anderson
                                  ---------------------------------
Date:  February 12, 1997                  David C. Anderson
                                   Corporate Secretary and Counsel

                           INDEX OF EXHIBITS



                                                         Page Number
                                                              in
                                                         Sequentially
Exhibit                                                    Numbered
Number                    Title                            Statement
-------                   -----                          -------------

  1.     Rights Agreement dated as of February 14,
         1997, between Airborne Freight Corporation
         and The Bank of New York, as Rights Agent             7

  2.     Form of Certificate of the Voting Powers,
         Preferences and Relative, Participating,
         Optional and other Special Rights,
         Qualifications, Limitations or Restrictions
         of Series A Participating Cumulative Preferred
         Stock of Airborne Freight Corporation
         (which is attached as Exhibit A to the Rights
         Agreement filed as Exhibit 1 hereto)                 53

  3.     Form of Right Certificate (which is attached as
         Exhibit B to the Rights Agreement filed as
         Exhibit 1 hereto)                                    63

                         RIGHTS AGREEMENT dated as of February 14,
                    1997, between AIRBORNE FREIGHT CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Rights Agent (the "Rights Agent").


          The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value One Dollar ($1.00) per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on the date hereof (the "Record Date"), and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date in accordance with the provisions of Section 23. Each Right shall initially represent the right to purchase one one-hundredth (1/100) of a share of Series A Participating Cumulative Preferred Stock, without par value, of the Company (the "Preferred Shares"), having the powers, rights and preferences set forth in the Certificate of Designation attached as Exhibit A.

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

          "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 20% of the Common Shares then outstanding, but (a) shall not include the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan and (b) any such Person who or which, alone or together with one or more of its Affiliates or Associates, becomes the Beneficial Owner of more than 90% of the Common Shares then outstanding pursuant to a Qualifying Offer shall not become an "Acquiring Person" until the Close of Business on the fifth complete Business Day following the day on which such Person, alone or together with one or more of its Affiliates or Associates, becomes the Beneficial Owner of more than 90% of the Common Shares then outstanding. Notwithstanding the foregoing, the term "Acquiring Person" shall not include any Person who or which as of any time becomes the Beneficial Owner of more than 20% of the Common Shares then outstanding solely as the result of (i) a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares or (ii) the acquisition by such person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not (A) cause the Beneficial Ownership by such Person, together with its Affiliates and Associates, to exceed 20% of the Common Shares outstanding at the time of such acquisition and such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of the Company that are inaccurate or out-of-date or (B) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur. Notwithstanding clause (ii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (ii) does not reduce its percentage of Beneficial Ownership of Common Shares to 20% or less by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares so exceeds 20%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (ii) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company.

          "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

          A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "Beneficial Ownership" of, any securities:

          (a) which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

          (b) which such Person or any of such Person's Affiliates or Associates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under clause (i) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering security holder; or (ii) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (ii) to be the Beneficial Owner of, or to beneficially own, any security if (A) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of common stock pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (b)(ii) of this definition) or disposing of any securities of the Company.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

          "Board Event" shall mean an event or series of events as a result of which at any time Continuing Directors do not constitute a majority of the Board of Directors of the Company.

          "Board Event Date" shall mean such date as a Board Event shall have occurred.

          "Book Value", when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action contemplated prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.

          "Business Combination" shall have the meaning set forth in
Section 11(c)(i).

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

          "Certificate of Designation" shall mean the Certificate of Designation of Series A Participating Cumulative Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of Preferred Stock of the Company, a copy of which is attached as Exhibit A.

          "Close of Business" on any given date shall mean 5:00 p.m., Pacific time, on such date; provided, however, that, if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., Pacific time, on the next succeeding Business Day.

          "Common Shares", when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares", when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that, if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

          "Common Stock" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

          "Company" shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that if there is a Business Combination, "Company" shall have the meaning set forth in Section 11(c)(iii).

          "Continuing Director" at any date shall mean a member of the Board of Directors of the Company (i) who was a member of such Board on the date of this Rights Agreement, (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors of the Company was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or (iii) who was elected to the Board of Directors to fill a vacancy created by the expiration of the term, death, resignation or retirement of any Continuing Director.

          The term "control" with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Distribution Date" shall have the meaning set forth in
Section 3(b).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

          "Exchange Consideration" shall have the meaning set forth in
Section 11(b)(i).

          "Expiration Date" shall have the meaning set forth in
Section 7(a).

          "Major Part", when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or net earnings of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

          "Market Value", when used with reference to Common Shares on any date, shall mean the average of the daily closing prices, per share, of such Common Shares for the period which is the shorter of
(a) 30 consecutive Trading Days ending on the Trading Day immediately prior to the date in question or (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading Day immediately prior to the record date of such event; provided, however, that, in the event that the Market Value of such Common Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any action of the type described in
Section 12(a) that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares. The closing price for each Trading Day shall be the closing price quoted on the composite tape for securities listed on the New York Stock Exchange, or, if such securities are not quoted on such composite tape or if such securities are not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or, if such securities are not listed on any such exchange, the closing price quoted on The Nasdaq Stock Market or, if such securities are not so quoted, the average of the closing bid and asked quotations with respect to a share of such securities on any National Association of Securities Dealers, Inc. quotations system or such other system then in use, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Company, or if on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no such market maker for the Preferred Shares the closing price on such Trading Day shall be deemed to be the Formula Number (as defined in the Certificate of Designation) multiplied by the closing price of the Common Shares of the Company on such Trading Day.

          "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Preferred Shares" shall have the meaning set forth in the introductory paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

          "Principal Party" shall mean the Surviving Person in a Business Combination; provided, however, that, if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

          "Purchase Price" with respect to each Right shall mean $110, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the

Purchase Price shall mean the Purchase Price as in effect at the time in question.

          "Qualifying Offer" shall mean an all-cash tender offer for all outstanding Common Shares which meets all of the following requirements:

          (1) on or prior to the date such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, the Person making such offer has, and has provided to the Company, firm written commitments from responsible financial institutions, which have been accepted by such Person (or one of its Affiliates), to provide, subject only to customary terms and conditions, funds for such offer which, when added to the amount of cash and cash equivalents which such Person then has available and has irrevocably committed in writing to the Company to utilize for purposes of such offer, will be sufficient to pay for all Common Shares outstanding on a fully diluted basis pursuant to such offer and the second-step transaction required by clause (5) below and all related expenses, together with copies of all written materials prepared by such Person for such financial institutions in connection with obtaining such financing commitments;

          (2) after the consummation of such offer, such Person, alone or together with any of its Affiliates and Associates, owns
     Common Shares representing 90% or more of the then outstanding
     Common Shares;

          (3) such offer remains open for at least 60 days; provided, however, that (x) if there is any increase in the price of such offer, such offer must remain open for at least an additional 20 Business Days after the last such increase, (y) such offer must remain open for at least 20 Business Days after the date that any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share in excess of that provided for in such offer, and (z) such offer must remain open for at least 20 Business Days after the date, if any, on which such Person reduces the per share price offered in accordance with clause (5)(y) below; provided further, however, that such offer need not remain open, as a result of this clause (3), beyond (i) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under this clause (3), or (ii) the scheduled expiration date, as such date may be extended by public announcement on or prior to the then scheduled expiration date, of any other tender or exchange offer for Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder);

          (4) such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the holders of Common Shares other than such Person and states that the price to be paid to such holders pursuant to the offer is fair from a financial point of view to such holders and includes any written presentation of such firm showing the analysis and range of values underlying such conclusions; and

          (5) prior to or on the date that such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, such Person makes an irrevocable written commitment to the Company, enforceable by any holder of Common Shares, (x) to consummate a transaction or transactions promptly upon the completion of such offer (and in no event later than five Business Days thereafter), whereby all Common Shares not purchased in such offer will be acquired at the same price per share paid in such offer, subject only to the condition that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder (such transaction, a "Second Step Transaction"), (y) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any extraordinary dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, or reduces the number of shares being sought or which is in any other respect materially adverse to the Company's stockholders, and (z) that neither such Person nor of any its Affiliates or Associates will make any offer for any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of the number of Common Shares required to be purchased pursuant to clause (2) above, unless another tender offer by another party for all outstanding Common Shares is commenced that (A) constitutes a Qualifying Offer or (B) is approved by the Board of Directors of the Company (in which event, any new offer by such Person or of any of its Affiliates or Associates must be at a price no less than that provided for in such approved offer).

          "Record Date" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

          "Redemption Date" shall have the meaning set forth in
Section 24(a).

          "Redemption Price" with respect to each Right shall mean $.01, as such amount may from time to time be adjusted in accordance with Section 12. All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

          "Registered Common Shares" shall mean Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act.

          "Right Certificate" shall mean a certificate evidencing a Right in substantially the form attached as Exhibit B.

          "Rights" shall mean the rights to purchase Preferred Shares (or other securities) as provided in this Rights Agreement.

          "Second Step Transaction" shall have the meaning assigned to such term in clause 5(x) of the definition of Qualifying Offer.

          "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.

          "Subsidiary" shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

          "Surviving Person" shall mean (a) the Person which is the continuing or surviving Person in a consolidation or merger specified in Section 11(c)(i)(A) or 11(c)(i)(B) or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(C); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(C) to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

          "Trading Day" shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

          SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

          SECTION 3. Issue of Rights and Right Certificates. (a) One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 23; provided, however, that, if the number of outstanding Rights are combined into a smaller number of outstanding Rights pursuant to Section 12(a), the appropriate fractional Right determined pursuant to such Section shall thereafter be associated with each such Common Share.

          (b) Until the earlier of (i) such time as the Company learns that a Person has become an Acquiring Person or (ii) the Close of Business on such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan and other than a Qualifying Offer) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 20% of the outstanding Common Shares (the Close of Business on the earlier of such dates being the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, (y) the Rights, including the right to receive Right Certificates, shall be transferable only in connection with the transfer of Common Shares and
(z) the Company shall notify the Rights Agent as promptly as practicable that the Distribution Date has occurred. As soon as practicable after the Distribution Date, the Rights Agent shall send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one whole Right for each Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Common Share held by such record holder has been adjusted in accordance with the proviso in Section 3(a)). If the number of Rights associated with each Common Share has been adjusted in accordance with the proviso in
Section 3(a), at the time of distribution of the Right Certificates the Company may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15(a). The Company shall notify the Rights Agent as promptly as practicable of any such adjustments. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

          (c) No later than 30 days after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to any certificate for Common Shares outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) the Rights associated with the Common Shares represented by any such certificate shall be evidenced by such certificates for the Common Shares with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (ii) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (d) Certificates issued for Common Shares after the Record Date (including upon transfer or exchange of outstanding Common
Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration

Date, shall have printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of February 14, as it may be amended from time to time (the "Rights Agreement"), between Airborne Freight Corporation (the "Company") and The Bank of New York, as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Rights Agent shall mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

Notwithstanding this Section 3(d), neither the omission of a legend nor the inclusion of a legend that makes reference to a Rights Agreement dated as of November 20, 1986, entered into between the Company and The First Jersey National Bank (or any successor thereto) (in which case such reference shall be deemed to refer to this Rights Agreement) shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

          SECTION 4. Form of Right Certificates. The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 23, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment from time to time as herein provided.

          SECTION 5. Execution, Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Treasurer or any Vice President (whether preceded by any additional title) of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary, an Assistant Secretary or a Vice President (whether preceded by any additional title, provided that such Vice President shall not have also executed the Right Certificates) of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.

          (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

          SECTION 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights. (a) Subject to the provisions of Sections 7(e) and 15, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have completed and signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancelation of the Right Certificate if mutilated, the Company shall make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

          SECTION 7. Exercise of Rights; Expiration Date of Rights.
(a) Subject to Section 7(e) and except as otherwise provided herein (including Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earliest of (i) the Close of Business on the 10th anniversary of the date of this Rights Agreement (the Close of Business on such date being the "Expiration Date"), (ii) the consummation of any transaction or transactions effected in accordance with clause (5)(x) of the definition of "Qualifying Offer" and (iii) the Redemption Date, one one-hundredth (1/100) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 12.

          (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each one one-hundredth (1/100) of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or
(ii) the Redemption Date.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon (i) either (A) promptly requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of one one-hundredths (1/100s) of a Preferred Share to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with all such requests, (ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15.

          (e) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (other than pursuant to the penultimate sentence of the definition of "Acquiring Person"), or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of any Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder.

          (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          (g) The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights and permit such registration statement to become effective; provided, however, that no such suspension shall remain effective after, and the Rights shall without any further action by the Company or any other Person become exercisable immediately upon, the effectiveness of such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision herein to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the blue sky or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

          SECTION 8. Cancelation and Destruction of Right Certificates. All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to
Section 7(e) surrendered or presented for any purpose shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancelation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancelation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          SECTION 9. Reservation and Availability of Preferred Shares.
(a) The Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued
Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

          (b) In the event that there shall not be sufficient Preferred Shares issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with
Section 11, the Company covenants and agrees that it shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to Section 11; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue equity securities having a value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, or (iii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to
Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

          (c) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d) So long as the Preferred Shares issuable upon the exercise or exchange of Rights are to be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable or exchangeable, all Preferred Shares reserved for such issuance to be listed on such securities exchange upon official notice of issuance upon such exercise or exchange.

          (e) The Company further covenants and agrees that it shall pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares or Common Shares or other securities upon the exercise or exchange of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the

Preferred Shares or Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates for Preferred Shares or Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares or Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares or Common Shares or other securities, as the case may be, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are open.

          SECTION 11. Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations. (a) Upon a Person becoming an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one one-hundredths (1/100s) of a Preferred Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-hundredths (1/100s) of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which such Person became an Acquiring Person. As soon as practicable after a Person becomes an Acquiring Person (provided the Company shall not have elected to make the exchange permitted by Section 11(b)(i) for all outstanding Rights), the Company covenants and agrees to use its best efforts to:

          (i) prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights;

          (ii) cause such registration statement to become effective as soon as practicable after such filing;

          (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

          (iv) qualify or register the Preferred Shares purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate.

          (b)(i) The Board of Directors of the Company may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of
Section 7(e)) for consideration per Right consisting of either (A) one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) or, if applicable, Section 9(b)(ii) or 9(b)(iii) or (B) if applicable, the cash consideration specified in Section 9(b)(i) (the consideration issuable per Right pursuant to this Section 11(b)(i) being the "Exchange Consideration"). The Board of Directors of the Company may, at its option, issue, in substitution for Preferred Shares, Common Shares in an amount per Preferred Share equal to the Formula Number (as defined in the Certificate of Designation) if there are sufficient Common Shares issued but not outstanding or authorized but unissued. If the Board of Directors of the Company elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Rights Certificates, the Corporation may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights

Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.

          (ii) Any action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 11(b)(i) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(i). The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

          (c)(i) In the event that, following a Distribution Date, directly or indirectly, any transactions specified in the following clause (A), (B) or (C) of this Section 11(c)(i) (each such transaction being a "Business Combination") shall be consummated:

          (A) the Company shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

          (B) any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or

          (C) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or any Affiliate or Associate of an Acquiring Person,

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder's option, the securities specified in Section 11(a)):

          (1) if the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;

          (2) if the Principal Party involved in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

               (x) such number of Common Shares of the Surviving
          Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

               (y) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

               (z) if the Principal Party in such Business Combination is an Affiliate of one or more Persons that has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

          (ii) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

          (A) a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common
     Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

          (B) the Company and each such issuer shall have:

               (i) executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, shall use its best efforts to:

               (x) cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

               (y) qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and

               (z) list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

          (2) furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

          (3) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.

          (iii) After consummation of any Business Combination and subject to the provisions of Section 11(c)(ii), (A) each issuer of Common Shares for which Rights may be exercised as set forth in this
Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (B) the term "Company" shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof (including the provisions of Sections 11(a) and 11(c)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Section 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

          SECTION 12. Certain Adjustments. (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Board of Directors of the Company shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

          (b) If, as a result of an adjustment made pursuant to
Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any

Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

          (c) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (d) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Right Certificates issued hereunder.

          (e) In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

          SECTION 13. Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or 12, the Company shall
(a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) in accordance with
Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

          SECTION 14. Additional Covenants. (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including the benefits under Sections 11 and 12, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

          (b) The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it shall not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including the benefits under Sections 11 and 12. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date. The Company shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with
Section 11(c) shall have taken any action that reduces or otherwise limits the benefits the holders of the Rights would have had absent such action, including the benefits under Sections 11 and 12.

          SECTION 15. Fractional Rights and Fractional Shares. (a) The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

          (b) The Company may, but shall not be required to, issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates that evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fraction of a Preferred Share (other than one one-hundredths (1/100s) of a Preferred Share or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the Formula Number times the current market value of one Common Share if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to
Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably may be, on like terms to such other securities.

          (c) The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

          (d) The holder of Rights by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this
Section 15.

          SECTION 16. Rights of Action. (a) All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

          (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

          SECTION 17. Transfer and Ownership of Rights and Right Certificates. (a) Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Right associated with each Common Share shall be automatically transferred upon the transfer of each Common Share.

          (b) After the Distribution Date, the Right Certificates shall be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

          (c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any nota-tions of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          SECTION 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certifi-cate shall have been exercised in accordance with the provisions hereof.

          SECTION 19. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder, including any taxes or governmental charges imposed as a result of the action taken by it hereunder (other than any taxes on the fees payable to it).

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          SECTION 20. Merger or Consolidation or Change of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          SECTION 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person) be proved or established by the Company prior to taking, refraining from taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or wilful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice President (whether preceded by any additional title), the Secretary or the Treasurer of the Company, in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

          (j) The Company agrees to indemnify and to hold the Rights Agent harmless against any loss, liability, damage or expense (including reasonable fees and expenses of legal counsel) which the Rights Agent may incur resulting from its actions as Rights Agent pursuant to this Rights Agreement; provided, however, that the Rights Agent shall not be indemnified or held harmless with respect to any such loss, liability, damage or expense incurred by the Rights Agent as a result of, or arising out of, its own negligence, bad faith or wilful misconduct. In no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company, by letter or by facsimile confirmed by letter, of the assertion of any action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company.

          SECTION 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit his Right Certificate or, prior to the Distribution Date, the certificate representing his Common Shares, for inspection by the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000; provided that the principal transfer agent for the Common Shares shall in any event be qualified to be the Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares). Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          SECTION 23. Issuance of Additional Rights and Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

          SECTION 24. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and
(ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors of the Company, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption shall state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

          (c) Notwithstanding anything in this Rights Agreement to the contrary, the Board of Directors of the Company may not order the redemption of any of the then outstanding Rights, pursuant to this
Section 24 or otherwise, for a period of one year from and including any Board Event Date.

          SECTION 25. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Airborne Freight Corporation
                  3101 Western Avenue
                  P.O. Box 662
                  Seattle, Washington 98121-1024

                  Attention:  Corporate Secretary

Subject to the provisions of Section 22, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The Bank of New York
                  101 Barkley Street, Fl. 12W
                  New York, NY 10286

                  Attention:  Jim Dimino
                              Stock Transfer Administrator

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

          SECTION 26. Supplements and Amendments. At any time prior to the time any person becomes an Acquiring Person, except for a period of one year from and including any Board Event Date, and subject to the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement (including the date on which the Distribution Date shall occur, the definition of "Acquiring Person" or the time during which the Rights may be redeemed pursuant to Section
24) without the approval of any holder of the Rights. From and after the Distribution Date, except for a period of one year from and including the Change of

Control Date, and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates
(a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (b) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. Any supplement or amendment to this Rights Agreement duly approved by the Company that does not amend Sections 19, 20, 21 or 22 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price (except as required by Section 12(a)).

          SECTION 27. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 28. Benefits of Rights Agreement; Determinations and Actions by the Board of Directors, etc. (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

          (b) Except as explicitly otherwise provided in this Rights Agreement, the Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether an offer constitutes a Qualifying Offer and whether there is an Acquiring Person).

          (c) Nothing contained in this Rights Agreement shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any Qualifying Offer or any other tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualifying Offer or any other tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

          SECTION 29. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 30. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

          SECTION 31. Counterparts; Effectiveness. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Rights Agreement shall be effective as of the Close of Business on the date hereof.

          SECTION 32. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.


                             AIRBORNE FREIGHT CORPORATION,

                               by
                                 /s/ Robert S. Cline
                                 -----------------------------------
                                 Name:  Robert S. Cline
                                 Title:  Chairman of the
                                         Board and Chief
                                         Executive Officer


                             THE BANK OF NEW YORK, as
                             Rights Agent,

                               by
                                 /s/ James Dimino
                                 -----------------------------------
                                 Name:  James Dimino
                                 Title:  Assistant Treasurer

                                                             EXHIBIT A




                   CERTIFICATE OF THE VOTING POWERS,
                DESIGNATIONS, PREFERENCES AND RELATIVE
               PARTICIPATING, OPTIONAL AND OTHER SPECIAL
                RIGHTS AND QUALIFICATIONS, LIMITATIONS
                      OR RESTRICTIONS OF SERIES A
                       PARTICIPATING CUMULATIVE
                          PREFERRED STOCK OF
                     AIRBORNE FREIGHT CORPORATION



          Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Airborne Freight Corporation (the
"Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That, pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph 4.2 of Article FOURTH of the Restated Certificate of Incorporation of the Corporation (the
"Certificate of Incorporation"), the Board of Directors of the Corporation on February 4, 1997, adopted the following resolution creating a series of Preferred Stock designated as Series A
Participating Cumulative Preferred Stock:

          RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating
Cumulative Preferred Stock (without par value)" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of February 14, 1997, between the Corporation and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of
Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          SECTION 2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Pre-ferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $30 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred

Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; provided, however, that, if at any time after February 14, 1997, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after February 14, 1997, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $30 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

          (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common

Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

          (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

          (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

          SECTION 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
(x) $100 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          SECTION 6. Consolidation, Merger, etc. In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of

Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

          SECTION 7. No Redemption; No Sinking Fund. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock except as set forth in Section 5 of Article IV of the Restated Certificate of Incorporation of the Corporation; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

          (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          SECTION 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, including the 6.9% Convertible Preferred, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          SECTION 9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect

(a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredths of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

          SECTION 10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of paragraph 4.2 of Article Fourth of the Certificate of Incorporation.

          SECTION 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A

Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this 5th day of February, 1997.


                                    AIRBORNE FREIGHT CORPORATION,

                                      by /s/ David C. Anderson
                                         --------------------------
                                             David C. Anderson
                                             Corporate Secretary
                                                 and Counsel

                                                             EXHIBIT B






                      [Form of Right Certificate]


Certificate No. [R]-
          _________ Rights


          NOT EXERCISABLE AFTER THE EARLIEST OF (A) FEBRUARY , 2007,
          (B) THE CONSUMMATION OF ANY SECOND STEP TRANSACTION (AS DEFINED IN THE RIGHTS AGREEMENT DESCRIBED BELOW) AND (C) THE DATE ON WHICH REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.


                           Right Certificate

                     AIRBORNE FREIGHT CORPORATION

          This certifies that             , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 14, 1997 (the "Rights Agreement"), between Airborne Freight Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., Pacific time, on the 10th anniversary of the date of the Rights Agreement (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in the City of New York, one one-hundredth (1/100th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, without par value, of the Company (the "Preferred Shares"), at a purchase price per one one-hundredth (1/100th) of a share equal to $110 (the "Purchase Price") payable in cash, upon presentation and surrender of this Right
Certificate with the Form of Election to Purchase duly executed.

          The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of [ ]. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

          This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the

Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date.

          The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.


          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of:  February   , 1997

                                  AIRBORNE FREIGHT CORPORATION,

                                    by
                                      --------------------------
                                      Name:
                                      Title:


Attest:


------------------------
Name:
Title:


Countersigned:

THE BANK OF NEW YORK,
as Rights Agent,

  by

    --------------------
    Authorized Officer

                [On Reverse Side of Right Certificate]


                     FORM OF ELECTION TO PURCHASE

              (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)


To the Rights Agent:

          The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


---------------------------------------------------------------------
                    (Please print name and address)


---------------------------------------------------------------------

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right

Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


---------------------------------------------------------------------
                    (Please print name and address)

---------------------------------------------------------------------


Dated: ___________, 19__


                                               ----------------------
                                                     Signature


Signature Guaranteed:


                                NOTICE

          The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.